UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2013

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On November 20, 2013, Philip Morris International Inc. (the "Company") is hosting a live webcast of a presentation at the Morgan Stanley Global Consumer & Retail Conference where the Company's Chief Executive Officer, Mr. André Calantzopoulos, will address investors. In connection with the presentation, the Company has issued a press release announcing the key highlights of the presentation. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Adjusted diluted EPS is not a U.S. GAAP measure. The Company defines adjusted diluted EPS as reported diluted EPS adjusted for asset impairment and exit costs, discrete tax items and unusual items. The Company believes it is appropriate to disclose this measure as it represents core earnings, improves comparability and helps investors analyze business performance and trends. Adjusted diluted EPS should be considered neither in isolation nor as a substitute for reported diluted EPS prepared in accordance with U.S. GAAP.
The information on the Company's website referenced in the press release, including the presentation at the Morgan Stanley Global Consumer & Retail Conference, is not, and shall not be deemed to be, part of this Form 8-K or incorporated into any filing PMI makes with the Securities and Exchange Commission, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits.
(d) Exhibits
99.1    Philip Morris International Inc. Press Release, dated November 20, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: November 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Philip Morris International Inc. Press Release, dated November 20, 2013.